UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2010

Waste2Energy Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-151108	26-2255797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Chick Springs Road, Suite 218

Greenville, South Carolina 29609

(Address of principal executive offices) (zip code)

(864) 679-1625

(Registrant’s telephone number, including area code)

Copies to:

Marc Ross, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

N/A

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 21, 2010, affiliates of Waste2Energy Holdings, Inc., Waste2Energy Engineering Limited, Waste2Energy Group Holdings PLC, and Waste2Energy Technologies International Limited (collectively, the “Supplier”), entered into a Master Supply Agreement (the “Supply Agreement”) with Ascot Environmental Limited and UK Capital Ventures Holdings Limited (collectively, the “Purchaser”). Pursuant to the Supply Agreement, the Purchaser agreed to purchase, and the Supplier agreed to sell, two eBOS Gasification Trains ™ , with a value of at least £1.8 million, during each twelve month period during the fifteen year term of the Supply Agreement.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements.

N/A

(b) Pro forma financial information.

N/A

(c) Shell Company Transactions. See (a) and (b) of this Item 9.01.

N/A

(d) Exhibits

Exhibit Number	Description
10.1	Supply Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE2ENERGY HOLDINGS, INC.

Dated: May 11, 2010	By:	/s/ Craig L. Brown
Name: Craig L. Brown
Title: Chief Financial Officer